UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

555 Richmond Street West, Suite 604 Toronto, Ontario, Canada	M5V 3B1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities.

On June 17, 2013, Generex Biotechnology Corporation (the “Company”) entered into a securities purchase agreement with certain investors, pursuant to which the Company agreed to sell an aggregate of 1,225 shares of its newly designated non-voting Series E 9% Convertible Preferred Stock (“convertible preferred stock”) and warrants to purchase up to an aggregate of 100% of the shares of its common stock issuable upon conversion of the convertible preferred stock (“warrants”). The convertible preferred stock and warrants will be sold in units, with each unit consisting of one share of convertible preferred stock and a warrant to purchase 100% of the shares of the Company’s common stock issuable upon conversion of such share of convertible preferred stock. Each unit will be sold at a negotiated price of $1,000, for an aggregate purchase price of $1,225,000. An aggregate of 81,666,666 shares of the Company’s common stock are initially issuable upon conversion of, or exercise of, the convertible preferred stock and warrants.

Subject to certain ownership limitations, the convertible preferred stock will be convertible at the option of the holder at any time into shares of the Company’s common stock at an effective conversion price of $0.03 per share, and will accrue a 9% dividend until June 17, 2016 and, beginning on June 17, 2016 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%. The dividend will be payable quarterly on September 30, December 31, March 31 and June 30, beginning on the first such date after the original issue date and on each conversion date in cash, or at the Company’s option, in shares of common stock. In the event that the convertible preferred stock is converted prior to June 17, 2016, the Company will pay the holder of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date. Such “make-whole payment” may be made in cash or, at the Company’s option, in shares of its common stock. In addition, beginning June 17, 2016, the Company will pay dividends on shares of preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends are paid. The Company will incur a late fee of 18% per annum on unpaid dividends.

In addition, until the first anniversary of date of the securities purchase agreement, each investor may, in its sole determination, elect to purchase, severally and not jointly with the other investors, in one or more purchases, in the ratio of such investor's original subscription amount to the original aggregate subscription amount of all investors, additional units consisting of convertible preferred stock and warrants at a purchase price of $1,000 per unit with an aggregate subscription amount thereof of up to $1,225,000, which units will be identical to the units of convertible preferred stock and warrants issued in connection with this closing.

The conversion price of the convertible preferred stock will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The conversion price will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances. In addition, the holders of convertible preferred stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holders had converted all of their shares of convertible preferred stock. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction.

The Company may become obligated to redeem the convertible preferred stock in cash upon the occurrence of certain triggering events, including, material breach of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company, or the failure of the Company’s common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or regulated quotation service. Upon the occurrence of certain triggering events, each holder of convertible preferred stock will have the option to redeem such holder’s shares of convertible preferred stock for a redemption price payable in shares of common stock or receive an increased dividend rate of 18% on all of such holder’s outstanding convertible preferred stock. Late fees will apply on all redemption amounts not paid within five trading days of the payment date.

In the event that the Company fails to timely deliver certificates for shares of common stock issuable upon conversion of convertible preferred stock (“conversion shares”) and the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) or such holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by such holder of the conversion shares, the Company will:

•	pay the holder in cash the amount, if any, by which such holder’s total purchase price (including any brokerage commissions) for the shares of common stock purchased exceeds the product of (1) the aggregate number of conversion shares due to the holder multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and

•	at the option of such holder, either reissue (if surrendered) the shares of convertible preferred stock equal to the number of shares of convertible preferred stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such holder the number of shares of common stock that would have been issued if the Company had timely complied with its delivery requirements.

Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.03 per share of common stock. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances. In addition, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holders had exercised all of their warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction.

The securities purchase agreement and the certificate of designation authorizing the convertible preferred stock include certain agreements and covenants for the benefit of the holders of the convertible preferred stock, including restrictions on the Company’s ability to amend its certificate of incorporation and bylaws, pay cash dividends or distributions with respect to its common stock or other junior securities, repurchase more than a de minimis number of shares of its common stock or other junior, securities.

The securities purchase agreement also prohibits the Company from issuing additional equity securities until 60 days after the effective date of a registration statement covering the resale of the common stock issuable upon exercise of the warrants and conversion of the preferred stock and issuing additional debt or equity securities with variable a conversion or exercise price for a period of 12 months after the closing of the transaction. Under the securities purchase agreement, the Company may not undertake a reverse or forward stock split or reclassification of its common stock except for a reverse stock split made in conjunction with a listing of the common stock on a national securities exchange.

With very limited exceptions, the investors will have a pro rata right of first refusal in respect of participation in any private debt or equity financings undertaken by the Company during the 12 months following the closing of the transaction.

The investors may, immediately upon written notice to the Company, terminate the securities purchase agreement at any time, if the closing has not been consummated on the closing date; provided, however, no such termination will affect the right of any party to sue for any breach by any other party. The securities purchase agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing. The Company has agreed to indemnify and hold the investors harmless against certain liabilities in connection with the issuance and sale of the convertible preferred stock and warrants under the securities purchase agreement.

The net cash proceeds to the Company from the offering at the closing, after deducting the investor’s counsel and due diligence fees, and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $1,165,000. In consideration for introducing the Company to the investors, the Company will pay Seahawk Capital Partners, Inc., a finders’ fee equal to 8% of the gross proceeds from the closing ($98,000). The finders’ fee will be paid in shares of common stock based on a per share price of $0.03 (3,266,667 shares). The transaction is expected to close on or about June 20, 2013, subject to satisfaction of customary closing conditions.

The shares of convertible preferred stock, warrants, the shares of common stock underlying the convertible preferred stock and the warrants, the shares of common stock issuable in lieu of the cash payment of dividends on the convertible preferred stock and the shares of common stock payable and issuable as finders’ fees were offered privately pursuant to Rule 506 of Regulation D under the Securities Act of 1933. The Company and the investors have entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the public resale of the common stock issuable upon conversion of the preferred stock, issuable as dividends on the preferred stock, issuable upon exercise of the warrants and issued as a finders’ fee to Seahawk Capital Partners. The Company has agreed to file the registration statement within 45 days after closing and to use its best efforts to have the registration statement declared effective within 120 days after closing. If these deadlines are not met, the Company will liable for liquidated damages up to 6% of the purchase price under the securities purchase agreement.

In addition, the securities purchase agreement provides that if, during the period beginning six months after the issuance of the warrants and continuing until such time that all of the securities may be sold without the Company meeting the current public information requirement under Securities Act rule 144(c)(1), the Company fails to meet such requirement, the Company will pay liquidate damages equal to 2.0% of the purchase price paid by each investor. Such payments will be made in cash every 30 days until current public information for the Company is available or is no longer required for the investors to rely on Rule 144 to transfer the securities (including underlying securities) acquired under the securities purchase agreement.

The foregoing description of the terms of the certificate of designation of preferences, rights and limitations of the convertible preferred stock, the securities purchase agreement, the form of warrant, and the registration rights agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 3.1, 4.1, 4.2, and 4.3, respectively, and incorporated herein by reference. A copy of the press release announcing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2013, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series E 9% Convertible Preferred Stock with the Secretary of State of the State of Delaware. The description of the certificate of designation and the convertible preferred stock contained in Items 1.01 and 3.02 above are incorporated herein by reference and are subject to, and qualified in their entirety by, the certificate of designation attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: June 17, 2013	/s/ Mark A. Fletcher
Mark A. Fletcher
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series E 9% Convertible Preferred Stock
4.1	Form of Securities Purchase Agreement, dated June 17, 2013, by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto
4.2	Form of Common Stock Warrant
4.3	Form of Registration Rights Agreement by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto
99.1	Press Release dated June 17, 2013